EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:

Kevin W. Quinlan, President & COO

Boston Biomedica, Inc.

(508) 580-1900 (T)

(508) 580-1110 (F)

BOSTON BIOMEDICA REPORTS IMPROVED SECOND QUARTER FINANCIAL RESULTS

WEST BRIDGEWATER, Mass., August 15, 2003 — Boston Biomedica, Inc. (NASDAQ: BBII) today announced that revenue for the three months ended June 30, 2003 was $6,022,987, an increase of $166,891 or 2.8%, compared with revenue of $5,856,096 for the three months ended June 30, 2002.  The Company incurred an operating loss of $(156,338) in the second quarter of 2003, compared to an operating loss of $(247,487) in the second quarter of 2002.  Net loss from operations for the three months ended June 30, 2003 declined to $(225,304), or $(0.03) per diluted share, compared with a loss from operations of $(293,893), or $(0.04) per diluted share, for the three months ended June 30, 2002.  The operating loss incurred in the second quarter of 2003 includes approximately $92,000 of G&A expenses related to costs incurred by the Special Oversight Committee of the Company’s Board of Directors, formed in February 2003 in conjunction with the termination of the Company’s Chairman and Chief Executive Officer, for the purpose of overseeing the activities of the Company.

For the six months ended June 30, 2003, the Company reported revenue of $11,665,861, an increase of $856,650 or 7.9% compared with revenue of $10,809,211 for the six months ended June 30, 2002. The Company incurred an operating loss of $(346,414) in the first six months of 2003, compared to an operating loss of $(1,082,703) for the same period of 2002.  Net loss for the six months ended June 30, 2003 declined to $(478,851) or $(0.07) per diluted share compared with a net loss of $(1,180,759) or $(0.18) per diluted share for the six months ended June 30, 2002.  The operating loss incurred in the first six months of 2003 includes approximately $285,000 of G&A expenses related to the March 2003 adoption of a Shareholders Purchase Rights Plan and costs incurred by the Special Oversight Committee of the Company’s Board of Directors as described above.

 “The second quarter of 2003 was the second highest revenue quarter ever attained in the history of the Company, and we are encouraged with the improved operating results compared both to the second quarter of last year and the first quarter of 2003,” said Kevin W. Quinlan, President and Chief Operating Officer of Boston Biomedica, Inc.  “This achievement was led by continued strong revenue related to our repository and research contracts as well as sales of quality control products led by ACCURUN and custom run controls to blood banks and laboratories including our newly released West Nile Virus nucleic acid controls.  There were no PCT Barocycler sales in the second quarter, but as announced on July 9, Richard T. Schumacher, the Company’s former Chairman and CEO, has accepted a role in directing our PCT and instrumentation activities, and we believe Ric’s involvement will have a positive effect on this program.  We remain optimistic about this technology.”

As announced last quarter, the Company reiterated its intention to continue the practice of releasing its results to coincide with its SEC filing requirements.

About Boston Biomedica, Inc.

BBI provides products and services to the diagnostics and life sciences industry to evaluate, monitor, and ensure the quality of infectious disease test results, to improve the preparation of specimens for genomic/proteomic testing, and to safely store and retrieve rare and valuable biological specimens.  The Company also manufactures reagents used in test kits and provides a broad range of routine and esoteric research services to governments and industry.  BBI operates in three states, and conducts research in new applications for our patented Pressure Cycling Technology (PCT).  In 2000, the Company launched Panacos Pharmaceuticals, and maintains a significant passive investment in this novel antiviral drug development company.

Forward Looking Statement

Statements contained in this news release regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are “forward-looking’’ statements.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Factors that could cause actual results to differ from those projected include the possibility that due to difficulties in the implementation of its strategies, Boston Biomedica may not be successful in commercializing the PCT Sample Preparation System, or such activities may take longer, or may require more financial, technical, and marketing resources than currently expected.  In addition, demand for the PCT Sample Preparation System may not develop as anticipated.  In any of such events, the Company’s operating results will be lower than anticipated, and the Company may not have the resources necessary to develop additional products in PCT, or to improve upon existing products.  Pressure Cycling Technology may also not be adaptable to any other commercially viable applications, certain Pressure Cycling Technology applications may not fall within the claims of the Company’s ten issued US patents, and individuals and groups utilizing such PCT procedures may not be required to license such technology from BBI.  The Company’s actual results could also be materially affected by the Company’s inability to retain a qualified individual to serve as Chief Executive Officer.  The financial results for the three and six months ended June 30, 2003 and the year ended December 31, 2002 are not necessarily indicative of future results.  Future revenue may not meet expectations due to, among other things, changes in customer needs and technological innovations, failure to execute orders on a timely basis or an impairment to the Company’s receivable from a former officer of the Company.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements, and risk factors, is contained in the Company’s recent filings with the Securities and Exchange Commission of its Annual Report on Form 10-K for the year ended December 31, 2002, and on Form 10-Q for the quarter ended June 30, 2003.  Copies of these documents may be obtained by contacting the Company or the SEC.

Visit us at our website http://www.bbii.com

Please email us at IR@bbii.com if you prefer to receive future announcements electronically

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BOSTON BIOMEDICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
REVENUE:
Products	$3,373,614	$3,587,980	$6,661,871	$6,563,605
Services	2,649,373	2,268,116	5,003,990	4,245,606
Total revenue	6,022,987	5,856,096	11,665,861	10,809,211

COSTS AND EXPENSES:
Cost of products	1,895,577	1,783,483	3,514,208	3,290,523
Cost of services	1,981,817	1,694,506	3,819,969	3,255,940
Research and development	419,887	631,089	820,567	1,388,800
Selling and marketing	782,201	814,637	1,590,495	1,730,341
General and administrative	1,099,843	1,179,868	2,267,036	2,226,310
Total operating costs and expenses	6,179,325	6,103,583	12,012,275	11,891,914

Operating loss	(156,338)	(247,487)	(346,414)	(1,082,703)

Interest income	3,014	11,122	15,631	24,778
Interest expense	(71,629)	(57,528)	(144,637)	(122,834)
Loss before income taxes	(224,953)	(293,893)	(475,420)	(1,180,759)
Provision for income taxes	(351)	—	(3,431)	—
Net loss	$(225,304)	$(293,893)	$(478,851)	$(1,180,759)

Net loss per share, basic & diluted	$(0.03)	$(0.04)	$(0.07)	$(0.18)
Number of shares used to calculate net loss per share, basic and diluted	6,801,157	6,770,103	6,795,262	6,535,061

CONSOLIDATED SUMMARY BALANCE SHEETS
(unaudited)

	June 30, 2003	December 31, 2002

Current assets	$11,602,157	$13,074,203
Property, plant and equipment, net	5,226,225	5,826,817
Other non-current assets	988,419	942,349
Total assets	$17,816,801	$19,843,369

Accounts payable and accrued expenses	$3,091,961	$3,375,789
Debt	2,356,956	2,417,749
Other liabilities	700,240	712,344
Net liabilities from discontinued operations	505,292	710,441
Total liabilities	6,654,449	7,216,323
Stockholders’ equity	11,162,352	12,627,046
Total liabilities and stockholders’ equity	$17,816,801	$19,843,369